                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Republic Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO THE STOCKHOLDERS
OF REPUBLIC BANCSHARES, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company"). The 2000 Annual Meeting will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 18, 2000. A continental breakfast will be served at 8:30 a.m., local time, and official business will be conducted starting at 9:00 a.m.

         At the 2000 Annual Meeting, you will be asked to consider and vote upon
(i) the election of seven directors to serve until the 2001 Annual Meeting of Stockholders, (ii) the ratification of Arthur Andersen, LLP, as the independent public accountants for the Company and its wholly- owned subsidiary, Republic Bank, for the fiscal year ending December 31, 2000, and (iii) such other business as may properly come before the 2000 Annual Meeting or any adjournment thereof.

         ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 2000 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the 2000 Annual Meeting.

         If you have any questions about the enclosed Proxy Statement or the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, please let us hear from you.

                                         Sincerely,


                                         /s/ William R. Hough
                                         ------------------------------------
                                         William R. Hough
                                         Chairman of the Board of the Company

                            REPUBLIC BANCSHARES, INC.
                             111 SECOND AVENUE, N.E.
                          ST. PETERSBURG, FLORIDA 33701
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company") will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 18, 2000, at 9:00 a.m., local time (the "2000 Annual Meeting"), for the following purposes:

         1. ELECT DIRECTORS. To consider and vote upon the election of seven (7) directors to serve until the Company's 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. RATIFY APPOINTMENT OF ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 2000;

         3. OTHER BUSINESS. To transact such other business as may properly come before the 2000 Annual Meeting or any adjournment thereof.

         Only stockholders of record of the Company at the close of business on March 15, 2000, are entitled to receive notice of and vote at the meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 2000 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 2000 Annual Meeting.

                                         By Order of the Board of Directors

                                         Christopher M. Hunter
                                         Secretary

March 16, 2000

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2000 ANNUAL MEETING. IF YOU ATTEND THE 2000 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                            REPUBLIC BANCSHARES, INC.
                          TO BE HELD ON APRIL 18, 2000

                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to the stockholders of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), in connection with the Company's solicitation of Proxies from holders of the outstanding shares of the Company's $2.00 par value common stock (the "Common Stock") and $20.00 par value noncumulative convertible perpetual preferred stock (the "Preferred Stock") for use at the Annual Meeting of Stockholders of the Company to be held on April 18, 2000, or any adjournment thereof (the "2000 Annual Meeting"). The 2000 Annual Meeting is being held to consider and vote upon (i) the election of seven directors to serve until the Annual Meeting of Stockholders of the Company in 2001 (the "2001 Annual Meeting") and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank (the "Bank"), for the fiscal year ending December 31, 2000, and (iii) such other business as may come properly before the 2000 Annual Meeting. We know of no business that will be presented for consideration at the 2000 Annual Meeting other than the matters described in this Proxy Statement.

         Our principal executive offices are located at 111 Second Avenue, N.E., St. Petersburg, Florida 33701. Our telephone number at such offices is (727) 823-7300.

         This Proxy Statement is dated March 16, 2000, and is first being mailed to the stockholders of the Company on or about March 22, 2000.

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

         We have fixed the close of business on March 15, 2000, as the record date for the determination of the Company stockholders entitled to receive notice of and vote at the 2000 Annual Meeting. At the close of business on February 29, 2000, there were 10,555,889 shares of Common Stock issued and outstanding. Also at the close of business on such date there were 75,000 shares of Preferred Stock issued and outstanding. For information with respect to stockholders who owned more than 5% of the outstanding Common Stock, as well as the ownership of Common and Preferred Stock by the directors and executive officers of the Company on December 31, 1999, see "Principal Stockholders" and "Security Ownership of Management." Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 2000 Annual Meeting for each share of the Common Stock held of record at the close of business March 15, 2000. Holders of Preferred Stock are entitled to ten votes on each matter considered and voted upon at the 1999 Annual Meeting for each share of Preferred Stock held of record at the close of business March 15, 2000, and will vote with the holders of Common Stock on all matters to be voted on at the 2000 Annual Meeting.

         Shares of the Common and Preferred Stock represented by a properly executed Proxy, if we receive the Proxy in time and it is not revoked, will be voted at the 2000 Annual Meeting in accordance with the instructions indicated in such Proxy. IF A STOCKHOLDER DOES NOT INDICATE HOW HIS OR HER SHARES SHOULD BE VOTED, THE SHARES REPRESENTED BY THE PROPERLY COMPLETED PROXY WILL BE VOTED IN FAVOR OF PROPOSALS ONE AND TWO DISCUSSED BELOW. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR CONSIDERATION, THE PERSONS NAMED AS PROXIES AND ACTING THEREUNDER WILL HAVE THE DISCRETION TO VOTE ON THOSE MATTERS ACCORDING TO THEIR BEST JUDGMENT. AS OF THE DATE OF THIS PROXY STATEMENT, THE COMPANY DOES NOT ANTICIPATE THAT ANY OTHER BUSINESS WILL BE RAISED AT THE 2000 ANNUAL MEETING.

         In determining whether a quorum exists at the 2000 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. The number of votes required for all matters to be considered and voted upon by the stockholders at the 2000 Annual Meeting is a majority of the shares of stock represented and entitled to vote at the 2000 Annual Meeting, at which a quorum is present. Consequently, with respect to such proposals, abstentions will be counted as part of the base number of votes to be used in determining if a quorum is present at the meeting and the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote "against" such proposal. Conversely, broker non-votes will not be counted for purposes of determining whether a quorum is present and will have no effect on the vote with respect to such proposals.

         A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 2000 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) voting in person at the 2000 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Republic Bancshares, Inc., 111 Second Avenue, N.E., St. Petersburg, Florida 33701, Attention: Christopher M. Hunter, Secretary.

OUR 1999 ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS. COPIES WILL BE PROVIDED WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED. SUCH REQUEST SHOULD BE ADDRESSED AS FOLLOWS: REPUBLIC BANCSHARES, INC., 111 SECOND AVENUE, N.E., ST. PETERSBURG, FLORIDA 33701, ATTENTION:
CHRISTOPHER M. HUNTER, SECRETARY.

         PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         The 2000 Annual Meeting is being held, in part, to elect seven (7) directors of the Company to serve one-year terms of office. Our By-laws currently provide that the Board of Directors will consist of not less than five and not more than 25 directors, without any division of the Board into classes. Our Board of Directors currently has seven members. Two of our directors, Messrs. John Sapanski and Fred Hemmer, have elected not to stand for reelection. We have nominated two additional persons, William R. Klich, who has been appointed President and Chief Executive Officer of the Company and the Bank, and Charles J. Thayer, currently a director of the Bank, to fill the vacancies which will be created when Messrs. Sapanski's and Hemmer's terms expire.

         All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

         The affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote at the 2000 Annual Meeting, at which a quorum is present, is required for the election of the nominees listed below to serve as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE SEVEN NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

         The following table sets forth the name and age of each of our current directors who is standing for re-election as well as the two additional nominees, Charles J. Thayer and William R. Klich; a description of his or her positions and offices with the Bank and the Company (other than as director), if any; and a brief description of his or her principal occupation and business experience during at least the last five years. Except for William C. Ballard, who was elected to our Board of Directors in 1999, and Messrs. Thayer and Klich, who have been nominated for election in 2000 to our Board of Directors, all of the nominees became directors of the Company when it was organized in November 1995. All of the nominees serve as directors of the Bank. Each director of the Company will continue in office until the 2001 Annual Meeting and until his successor is elected or qualified. For information concerning membership on committees of the Board of Directors, see "Proposal One -- Election of Directors -- Information about the Board of Directors and its Committees."


NAME, AGE AND YEAR            PRINCIPAL OCCUPATION
FIRST ELECTED A DIRECTOR      DURING PAST FIVE YEARS
------------------------      ----------------------

William C. Ballard, 62        Partner, Vice President and Treasurer of Fisher and Sauls, P.A., a law firm, since
Director Since: 1999          1979; Trustee and former Chairman of Childrens Health Systems, Inc., a Florida non-profit corporation and parent company of All Childrens Hospital since 1991.

Marla Hough, 42               President of Hough Engineering, Inc., an engineering consulting firm, Bradenton,
Director Since: 1995          Florida from March 1997, Vice President of Bishop & Associates, Bradenton, Florida,
                              an engineering, planning and surveying firm, from 1992 to February 1997.


NAME, AGE AND YEAR            PRINCIPAL OCCUPATION
FIRST ELECTED A DIRECTOR      DURING PAST FIVE YEARS
------------------------      ----------------------
William R. Hough, 73          Chairman of the Company since July 23, 1999. Chairman of William R. Hough & Co.,
Director Since: 1995          St. Petersburg, Florida, an investment banking firm specializing in state, county and municipal bonds, since 1962; President of WRH Mortgage, Inc. ("WRH Mortgage"),
                              St. Petersburg, Florida, since May 1993; Director of F.F.O. Financial Group, Inc.,
                              Kissimmee, Florida, from September 1993 to September 1997; President of Royal Palm
                              Center II, Inc., Port Charlotte, Florida, since September 1991.

William R. Klich, 55          Director of the Bank, President and Chief Executive Officer of the Company and the
Nominee to the Board          Bank since March 15, 2000; Chairman and CEO of Sun Bank/Gulf Coast from 1993 to
                              March, 2000; regional corporate banking executive of SunTrust Bank of Florida from
                              1993 to 1996.

Alfred T. May, 62             President of the Bank from December 10, 1998 to March 15, 2000; Chairman of the
Director Since: 1995          Company from April 1, 1999 to July 23, 1999; Chairman of the Bank since April 1,
                              1999;  President and Chief Executive Officer of the Company from April 1, 1999 to
                              March 15, 2000; Director and Chairman of the Board of F.F.O. Financial Group Inc.
                              and its subsidiary, First Federal Savings & Loan of Osceola County, St. Cloud,
                              Florida, from September 1993 to September 1997.

William J. Morrison, 67       President of William J. Morrison & Company, P.A., Tampa, Florida, a certified public
Director Since:  1995         accounting firm, since June 1, 1995; President of Morrison & Delarbre, P.A., a
                              certified public accounting firm, since June 1, 1974 to May 31, 1995.

Charles J. Thayer, 56         Director of the Bank since September, 1999; Chairman and Managing Director of
Nominee to the Board          Chartwell Capital, Ltd., a private NASD member investment firm, since 1989; Advisory
                              Director of the Louisville Community Development Bank, Louisville, Kentucky; Board of
                              Directors of Cogeneration Corporation of America, Minneapolis, Minnesota, from April
                              1996, until the sale of the company in December 1999; Board of Directors of Sunbeam
                              Corporation from October 1990 until April 1997, serving as Chairman of the Board and interim Chief Executive Officer from January 1993 until August 1993 and as Vice
                              Chairman from April 1996 until August 1996; Trustee of Cystic Fibrosis Foundation since
                              1980 and currently Vice Chairman of the Foundation and Chairman of the Board of Cystic
                              Fibrosis Services.

DIRECTOR COMPENSATION

         All of our directors, as well as the two nominees Messrs. Thayer and Klich, are currently directors of the Bank. The Bank pays each director, other than directors who are also executive officers or employees, a directors' fee of $1000 for attendance at Board meetings ($500 when attendance is by telephone) and $400 for each committee meeting attended ($300 when held on same day of a Board meeting). Directors who are also executive officers or employees of the Bank receive no Board or committee fees. During 1999, directors who were not also executive officers or employees of the Bank, were granted non-qualified stock options to purchase an aggregate of 25,000 shares of the Company's Common Stock at its then-current market value. Our directors receive no other compensation than as described above.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Our Board of Directors held 17 meetings during 1999, and the Board of Directors of the Bank held 20 meetings in 1999. During 1999, all of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors of the Bank and the Company and the committees of the Board on which they served.

         The Bank's Board of Directors presently has three standing committees -- the Audit, Loan and Compensation Committees. Information regarding the functions of those committees, their membership and the number of meetings held during 1999 follows:

         (i) The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent public accountants of the Company and the Bank for the next year, reviews the plan for the audit engagement, examines the audit of the Company and the Bank as prepared by the independent public accountants, generally reviews financial reporting procedures, determines whether the Company and the Bank are in sound and solvent condition, and periodically reports to the Board on the financial condition of the Company and the Bank. During 1999, the Audit Committee held 3 meetings. The members of the Audit Committee are Messrs. Morrison (Chairman), Ballard, Thayer and Ms. Hough. Messrs. Hough, and May are non-voting members.

         (ii) The Loan Committee meets periodically to review and approve loans and other extensions of credit, the amounts of which exceed specified limits as set forth in the Bank's Credit Administration Policy. During 1999, the Loan Committee held 54 meetings. The members of the Loan Committee are Messrs. Morrison (Chairman), Hemmer, May, Hough, Ballard and Ms. Hough.

         (iii) The Compensation Committee reviews and approves proposed direct compensation of officers, approves major incentive plans and benefit plans for the Bank, grants stock options and other awards under plans, reviews certain promotions, and reviews the Bank's compensation and benefits policy generally. During 1999, the Compensation Committee held 6 meetings. The members of the Compensation Committee are Messrs. Hough (Chairman), Morrison, and Ballard and Ms. Hough.

SENIOR EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The following list sets forth the name and age of each senior executive officer of the Bank and all positions held by each such officer in the Bank (and the period each such position has been held), a brief account of each such officer's business experience, and certain other information. Our executive officers are William R. Hough, who serves as Chairman of the Board of the Company, William R. Klich, who serves as President and Chief Executive Officer of the Company and the Bank, and William R. Falzone, who is the Company's Treasurer and Vice President. Mr. Hough is not employed by the Bank. Information regarding Mr. Klich and Mr. Falzone is provided in the list of executive officers of the Bank below.

         William R. Klich (55) - Director of the Bank, President and Chief Executive Officer of the Company and the Bank since March 15, 2000; Chairman and CEO of SunTrust Bank, Gulf Coast from 1993 to March, 2000; regional corporate banking executive of SunTrust Bank of Florida from 1993 to 1996; CEO of Coast Bank, F.S.B. from 1990 to 1993.

         Alfred T. May (62) - Mr. May, until the hiring of Mr. Klich as President and Chief Executive Officer on March 15, 2000, served as Chief Executive Officer since April 1999 and President since December 1998. Mr. May formerly served as Director and Chairman of the Board with FFO and its subsidiary Firstate Federal Savings and Loan of Osceola County, and President of Mid-State Federal Savings Bank. Mr. May has more than 39 years experience in the banking industry.

         Fred Hemmer (45) - Mr. Hemmer has served as Senior Executive Vice President of the Bank in charge of Corporate Banking and Special Assets since joining the Bank in 1991. He previously served as Executive Vice President of Rutenberg Corporation, a real estate development company based in Clearwater, Florida, from 1980 to 1991. Mr. Hemmer is a certified public accountant and was employed by Arthur Andersen & Co. from 1976 to 1980. Mr. Hemmer is also a licensed real estate broker and certified general contractor.

         William R. Falzone (52) - Mr. Falzone has served as Treasurer of the Company since March 1996 and First Executive Vice President and Chief Financial Officer of the Bank since February 1994. He was employed at Florida Federal from 1983 through 1991 where he served as Senior Vice President and Controller and as Director of Financial Services. More recently, he was a Senior Consultant for Stogniew and Associates, a nationwide consulting firm. He has more than 25 years of banking experience and is a certified public accountant.

         John W. Fischer, Jr. (52) - Mr. Fischer has served as Executive Vice President of the Bank in charge of Consumer Banking since December 1993. He has more than 20 years of banking experience in retail branch management and consumer and residential lending. Mr. Fischer formerly served as Regional Marketing Director for Western Reserve Life in Clearwater, Regional Vice President of Great Western Bank in Miami and Executive Vice President/Consumer Financial Services for Florida Federal. Mr. Fischer holds a life, health annuity and Series 7 securities license.

         Christopher M. Hunter (49) - Mr. Hunter has served as Secretary of the Company since its inception in November 1995 and has served as First Senior Vice President and General Counsel of the Bank since March 1995. Mr. Hunter has been a member of the Florida Bar for 17 years working primarily with financial institutions. Mr. Hunter formerly served as Corporate Counsel for Florida Federal Savings Bank, staff counsel with the Resolution Trust Corporation, and general partner of Stock, Gouze & Hunter, P.A.

         Kathleen A. Reinagel (47) - Executive Vice President of the Bank in charge of Credit and Loan Administration. Ms. Reinagel, who has served in her present position with the Company since August 1993, has over 20 years of experience in the lending field with concentration in credit and underwriting, loan documentation, due diligence and loan review. Ms. Reinagel formerly served as Vice President of WRH Mortgage, St. Petersburg, Florida and Vice President, Department Manager of Commercial Real Estate of Florida Federal.

EXECUTIVE COMPENSATION

         Set forth below are certain data and information in regard to the compensation and benefits provided to the two chief executive officers and other executive officers of the Company and the Bank in 1999, including the four other most highly compensated executive officers other than the chief executive officers whose annual salaries and bonuses exceeded $100,000 during 1999 (collectively, these officers and the chief executive officer are referred to as the "named executive officers"). The named executive officers of the Company do not receive compensation other than that paid by the Bank; accordingly, the only executive compensation information provided for the named executive officers is compensation paid to them by the Bank. The disclosure requirements for the named executive officers include the use of tables and other textual descriptions that together show the total cash and other compensation received by the named executive officers for the periods indicated. During 1999, there were four named executive officers in addition to two chief executive officers whose annual salary and bonuses exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

         The table below sets forth certain elements of compensation for the named executive officers for 1997 through 1999.


-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term Compensation
                                             Annual Compensation                         Awards Payouts
-------------------------------------------------------------------------------------------------------------------------------
            (a)               (b)      (c)          (d)            (e)           (f)           (g)        (h)         (i)
-------------------------------------------------------------------------------------------------------------------------------
         Name and                                                            Restricted    Securities                All Other
    Principal Positions                          Incentive                     Stock       Underlying      LTIP       Compen-
  (with the Bank, unless      Year    Salary      Awards          Other       Award(s)      Options/     Pay-outs     sation
   otherwise indicated)                ($)          ($)            ($)           ($)        SARs (#)        ($)         ($)
-------------------------------------------------------------------------------------------------------------------------------
ALFRED T. MAY, CHIEF         1999    104,608          -               -           -          30,000        -           900(3)
EXECUTIVE OFFICER FROM       1998      4,154          -               -           -               -        -             -
APRIL 1, 1999 TO             1997          -          -               -           -               -        -             -
DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------------------
John W. Sapanski,            1999    218,958          -               -           -          10,000        -         2,500(3)
CEO prior to April 1, 1999   1998    254,478          -         333,625(2)        -          11,000        -         5,022(3)
                             1997    231,983      100,300(1)          -           -           6,000        -         3,118(3)

-------------------------------------------------------------------------------------------------------------------------------
Fred Hemmer                  1999    176,200       44,000(1)        -             -          20,900        -         2,500(3)
Chief Lending Officer        1998    150,430       16,500(1)     74,531(2)        -           9,900        -         5,445(3)
And Senior Executive         1997    135,175       33,317(1)        -             -           4,900        -         4,874(3)
Vice President in
Charge of Corporate
Banking and Special
Assets
-------------------------------------------------------------------------------------------------------------------------------
John W. Fischer, Jr.         1999    125,326       28,704(1)        -             -          18,000        -         2,051(3)
First Executive Vice         1998    120,305       12,000(1)        -             -           2,000        -         4,850(3)
President in Charge          1997    100,194       22,823(1)        -             -           1,800        -         3,786(3)
of Consumer Banking
Division
-------------------------------------------------------------------------------------------------------------------------------
William R. Falzone           1999    125,446       28,704(1)        -             -          18,000        -         1,713(3)
First Executive Vice         1998    120,305       12,000(1)        -             -           2,000        -         4,029(3)
President                    1997    100,194       22,823(1)        -             -           1,800        -         3,155(3)
in charge of Financial
Services Division
-------------------------------------------------------------------------------------------------------------------------------
Kathleen A. Reinagel,        1999    90,408        19,950(1)        -             -           7,800        -         1,467(3)
Executive Vice President     1998    80,000         8,000                                     1,800                  2,284(3)
in charge of Credit and      1997    80,000        16,598                                     1,800                  2,479(3)
Administration
-------------------------------------------------------------------------------------------------------------------------------

(1) Bonuses for 1999, 1998 and 1997 were paid in January 2000, 1999 and 1998, respectively.
(2) Represents the dollar value of the difference between the price paid in the exercise of unqualified stock options and the fair market value at the date of purchase.
(3) Represents 25%-75% matching contributions by the Bank pursuant to the Republic Bank Employee Savings Plan and Trust.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information about option awards made to the named executive officers during 1999 under the Company's 1995 Stock Option Plan.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential  realizable value at assumed
                                                                                           annual rates of stock price
                                                                                           appreciation for option term
                                    Individual Grants
-----------------------------------------------------------------------------------------------------------------------------------
          (a)                    (b)                (c)              (d)           (e)            (f)                (g)
-----------------------------------------------------------------------------------------------------------------------------------
                              Number of
                             Securities          % of Total
                             Underlying           Options/
                            Options/SARs        SARs Granted     Exercise or
                             Granted (#)        to Employees     Base Price    Expiration
         Name                    (1)           in Fiscal Year     ($/Share)       Date        5% ($) (2)         10% ($) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Alfred T. May                   20,000                             17.63         3/02/09        221,685            561,794
                                10,000                             12.63        12/17/09         79,398            201,210
                                ------                            ------                        -------            -------
         Total                  30,000             11.2%           15.96                        301,083            763,004
-----------------------------------------------------------------------------------------------------------------------------------
John W. Sapanski                10,000              3.7%           17.63         3/02/09        110,843            280,897
-----------------------------------------------------------------------------------------------------------------------------------
Fred Hemmer                     10,000                             14.13         1/05/09         88,831            225,116
                                 4,900                             17.63         3/02/09         54,313            137,640
                                 6,000                             12.63        12/16/09         47,639            120,726
                                ------                            ------                        -------            -------
                                20,900              7.8%           14.51                        190,783            483,482
-----------------------------------------------------------------------------------------------------------------------------------
John Fischer                    10,000                             14.13         1/05/09         88,831            225,116
                                 2,000                             17.63         3/02/09         22,169             56,179
                                 6,000                             12.63        12/16/09         47,639            120,726
                                ------                            ------                        -------            -------
                                18,000              6.7%           14.01                        158,639            402,022
-----------------------------------------------------------------------------------------------------------------------------------
William R. Falzone              10,000                             14.13         1/05/09         88,831            225,116
                                 2,000                             17.63         3/02/09         22,169             56,179
                                 6,000                             12.63        12/16/09         47,639            120,726
                                ------                            ------                        -------            -------
                                18,000              6.7%           14.01                        158,639            402,022
-----------------------------------------------------------------------------------------------------------------------------------
Kathleen A. Reinagel             1,800                             14.63         1/27/09         16,556             41,955
                                 6,000                             12.63        12/16/09         47,639            120,726
                                ------                            ------                        -------            -------
                                 7,800              2.9%           13.09                         64,194            162,681
-----------------------------------------------------------------------------------------------------------------------------------

(1) Twenty percent of the shares of Common Stock covered by options granted in 1999 were exercisable immediately, with an additional 20% becoming exercisable each year for the next four years on the anniversary date of the grant and full vesting occurring on the fourth anniversary date.

(2) The potential realizable value of grant options, assuming that the market price of Common Stock appreciates in value from the date of grant of the option term at either a 5% (column (f)) or 10% (column (g)) annualized rate. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises by the named executive officers during 1999 of options granted under the Company's 1995 Stock Option Plan, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1999. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Common Stock.


--------------------------------------------------------------------------------------------------------------------
                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                          Options/SARs at        Options/SARs at
                                                                            FY-End (#)             FY-End ($)

                             Shares Acquired       Value Realized          Exercisable/           Exercisable/
Name                           on Exercise             ($) (1)             Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------------
Alfred T. May                       -                     -                    12,000                      -
                                                                               23,000                      -
--------------------------------------------------------------------------------------------------------------------
John W. Sapanski                    -                     -                    28,800                  9,600
                                                                               15,000                      -
--------------------------------------------------------------------------------------------------------------------
Fred Hemmer                         -                     -                    28,760                  9,800
                                                                               21,640                      -
--------------------------------------------------------------------------------------------------------------------
John W. Fischer, Jr.                -                     -                    13,280                  3,600
                                                                               13,920                      -
--------------------------------------------------------------------------------------------------------------------
William R. Falzone                  -                     -                    13,280                  3,600
                                                                               13,920                      -
--------------------------------------------------------------------------------------------------------------------
Kathleen A. Reinagel                -                     -                     8,220                  3,000
                                                                                7,680                      -
--------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

EMPLOYMENT CONTRACTS

     Except as described below, the Company and the Bank do not enter into employment agreements with their executive officers. However, the Bank entered into an employment agreement with John W. Sapanski on March 2, 1999. Under the terms of the employment agreement, which became effective following his retirement as Chairman and Chief Executive Officer of the Company and the Bank and will remain in effect until April 1, 2001, Mr. Sapanski continues to be employed by the Bank as the Special Transition Officer and Chairman of the Strategic Planning Committee, for which he receives an annual salary of $195,000. In the event of a change in control, which is defined as the transfer within a one week period of more than fifty percent of the outstanding shares of common stock of the Company or the Bank to a person or persons not controlled directly or indirectly by the non-transferring shareholders of the Company or the Bank, Mr. Sapanski would be entitled to severance benefits in the amount of three times his annual salary.

annual salary.

         The Company and the Bank have also entered into an employment agreement with William R. Klich, who will be retained for a 3-year term beginning March 15, 2000 as President and Chief Executive Officer of the Company and the Bank. Initially, he will receive a base annual salary of $250,000 plus an incentive bonus not to exceed 50% of the base salary and a minimum of $75,000 in the first year. The contract also provides for a relocation allowance of $41,000 and life insurance and disability benefits. Mr. Klich also is to receive 50,000 incentive stock options and 50,000 non-qualified stock options, each option agreement to provide for 20% per year vesting over a period of five years. In the event Mr. Klich is involuntarily terminated within two years after a change in control, as defined above, he would be entitled to a lump sum equal to three times his annual salary. In addition, Mr. Klich would be entitled to two times his annual salary in the event he voluntarily terminates his employment at least six months and no more than 24 months after a change in control.

         The Bank has also entered into severance agreements with Fred Hemmer, William R. Falzone, John W. Fisher, Jr., and Kathleen A. Reinagel. In the event that any of these four named executive officers is involuntarily terminated within two years after a change of control, as defined above, or within two years after the appointment of a new chief executive officer, Messrs. Hemmer, Falzone and Fischer would be entitled to a lump sum equal to three times that executive's annual salary and Ms. Reinagel would be entitled to a lump sum equal to two times her salary. In addition, Messrs. Hemmer, Falzone and Fischer would be entitled to two times his annual salary and Ms. Reinagel would be entitled to one times her salary in the event said named executive officer voluntarily terminates such officer's employment at least six months and no more than 24 months after a change in control or appointment of a new chief executive officer.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee") is composed entirely of outside directors who are not, and have never been, officers or employees of the Bank. The Board of Directors of the Bank designates the members and Chairman of such committee.

         COMPENSATION POLICY. The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for our stockholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Bank's operating performance given that achievement of performance objectives over time is the primary determinant of share price. Annually, the Board of Directors of the Bank approves an operating plan for the coming year which sets forth specific financial objectives for the Bank. Throughout the year, management reports to the Board on its progress toward meeting those objectives and the Compensation Committee evaluates management's success in achieving the Bank's overall goals when making its compensation decisions. In 1994, the Board of Directors of the Bank approved the establishment of a Corporate Incentive Program, under which an executive officer's salaries and incentive compensation are determined based on the extent to which both corporate goals and individually measurable objectives for each employee are met. This program reflects a pay-for-performance relationship where a portion of total compensation is at risk.

         The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain the optimum short-term and long-term operating performance for the Bank, to link executive and stockholder interests through equity-based (i.e., stock option) plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         SALARIES. The Compensation Committee reviews the Bank's operating results for the fiscal year, the operating plan for the coming year, and unusual individual accomplishments during the year and also considers economic conditions and other external events that affect the operations of the Bank. Based on this examination, salary guidelines are promulgated for the coming year within the salary structure of the Bank. Specifically excluded from consideration in formulating the guidelines were costs associated with additional branches or new business units formed during 1999. In 1999, the salary guideline provided for an overall 4% increase over the prior year for all employees.

         The base salary of senior officers is initially determined by evaluating the responsibilities of the position against the competitive market place. The salary structure for executive officers is included in the general salary structure for the Bank. Salary ranges for executive officers are determined with reference to a third-party survey of Florida financial institutions with similar asset size. Salary ranges for other employees are determined by evaluating the employee's level of supervisory authority and technical expertise, among other things, and comparing the employee's function to a survey of similar functions at other financial institutions. The Compensation Committee believes that the Bank's salary range for its employees is below that of most comparable sized financial institutions listed on the survey.

         DEDUCTION LIMIT. At this time, because of our compensation levels, we do not appear to be at risk of losing deductions under the recently enacted
Section 162(m) of the Internal Revenue Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly-held companies. As a result, we have not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

         STOCK OPTIONS. Executive officers and other persons designated by the Compensation Committee also are eligible to participate in the Company's 1995 Stock Option Plan. The 1995 Stock Option Plan is intended to assist the Bank in securing and retaining such employees by allowing them to participate in the ownership and growth of the Bank through the granting of stock options and SARs. The granting of options and SARs gives such employees an additional inducement to work for the Bank's success. The Compensation Committee determines the number of option grants made to various employees by evaluating their relative degree of influence over the operations of the Bank and the Bank's results of operations. There is no specific formula that the Compensation Committee uses in determining the officers who will be granted options or the timing and amounts of the options that are granted.

         SUMMARY OF CEO COMPENSATION. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and submits adjustments for approval by the whole committee and for approval by the Board of Directors with any Bank officers serving as directors absent from such deliberations. In determining the compensation paid to the Company's two CEOs in 1999, the Compensation Committee appraised the overall business strategy and management's initiatives to maximize returns to stockholders.During 1999, the compensation paid to Alfred T. May was $104,608. A total of $74,660 of 1999 compensation was paid to John W. Sapanski prior to March 31, 1999, during which time Mr. Sapanski was acting as Chairman and Chief Executive Officer of the Bank and the Company. The remaining $144,297 of 1999 compensation received by Mr. Sapanski after March 31, 1999 was paid in accordance with the amounts agreed to as set forth in Mr. Sapanski's employment agreement. Such amounts, in turn were, based on an assessment by the Company of the value of the services rendered by Mr. Sapanski in the past as Chairman and Chief Executive Officer and these services to be rendered through April 1, 2001 as Special Transition Officer and Chairman of the Strategic Planning Committee.

SUMMARY

         In summary, the Bank's overall executive compensation program is designed to reward managers for good individual, Bank and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Bank and stockholder objectives.

/s/ William R. Hough            /s/ William J. Morrison         /s/ Marla Hough
/s/ William C. Ballard

PERFORMANCE GRAPH

         The following graph compares the monthly, cumulative total return on the Common Stock from 1994 through 1999, with that of the Nasdaq stock index, an average all over-the counter stocks, and the Carson Medlin Company's Independent Bank Index, an average of 23 community banks in the southeastern states of the United States based upon stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends. The data was provided by the Carson Medlin Company.




                               [GRAPHIC OMITTED]





                                1994    1995    1996    1997    1998    1999
                                ----    ----    ----    ----    ----    ----

REPUBLIC BANCSHARES, INC.       100     130     138     241     119     114
INDEPENDENT BANK INDEX          100     122     155     235     246     222
NASDAQ INDEX                    100     141     174     213     300     542


CERTAIN TRANSACTIONS

Certain directors and executive officers of the Company and the Bank, members of their immediate families and entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 1999 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in those transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, have not involved more than the normal risk of collectibility or presented other unfavorable features.

William C. Ballard is a partner in the law firm of Fisher and Sauls, P.A. During 1999, Fisher and Sauls furnished legal services to the Bank on a regular basis. The services involved a variety of commercial real estate, title insurance and litigation matters and the fees charged were at rates normal and customary in the industry. The total fees paid to Fisher and Sauls in 1999 were approximately $50,054.00.

For additional information about the Company and the Bank's transactions with companies that are affiliates of William R. Hough, a director and Chairman of the Company who is a member of the Bank's Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. William R. Hough, is chairman of the Board, a director and the largest shareholder of the Company. Mr. Hough is also President and the controlling shareholder of William R. Hough & Co. ("WRHC"), a NASD-member investment-banking firm. During 1999, we entered into an agreement with WRHC whereby the firm would act as our agent in open-market purchases of securities. WRHC is compensated under that agreement on a commission basis. During 1999, we sold $241.3 million of mortgage-backed securities in open-market transactions through WRHC. We also periodically purchase securities from WRHC under agreement to repurchase at a rate based on the prevailing federal funds rate and one-eighth of 1%, per an agreement entered into on August 15, 1995.

In September 1999, WRHC acted as sales agent for a private placement to accredited investors of $15.0 million of our 7.0% convertible subordinated debentures maturing on October 1, 2014. WRHC was paid fees in an amount equal to $215,000 and was reimbursed for out-of-pocket expenses.

WRHC offers sales of insurance and mutual fund products and investment advisory services on our premises. We are paid 50% of the net profits earned from sales of investment products on our premises. The Company fee income earned from this relationship of $58,200 and $24,000 during 1999 and 1998, respectively.

Mr. May, President, Chairman and CEO of the Bank and the Company, was a member of the Compensation Committee during 1999. He was appointed President of the Bank on December 10, 1998 and Chief Executive Officer of the Bank on April 1, 1999. He resigned from the Compensation Committee on March 2, 1999.



                                  PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors, has appointed Arthur Andersen, LLP, independent certified public accountants, as independent accountants for the Company and the Bank for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Arthur Andersen, LLP, has served as independent accountants for the Bank since 1980 and for the Company since 1996. Arthur Andersen, LLP, has advised us that neither the firm nor any of its partners has any direct or material interest in the Company except as our auditors and independent certified public accountants.

         A representative of Arthur Andersen, LLP, is expected to attend the 2000 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of Arthur Andersen, LLP, also is expected to be available to respond to appropriate questions from stockholders.

         The affirmative vote of the holders of a majority of the shares of stock represented at the 2000 Annual Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen, LLP, as independent public accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.



                   [Balance of page intentionally left blank]

                             PRINCIPAL STOCKHOLDERS

         The following table lists, as of January 31, 2000, each holder of record of the Common Stock (including shares of common stock to be acquired upon conversion of the Preferred Stock) who is known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.


NAME AND ADDRESS                            AMOUNT AND NATURE OF     PERCENTAGE
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)   OF CLASS
-------------------                         -----------------------   --------

William R. Hough                              4,078,149 (2)(3)          35.3
William R. Hough & Company
100 Second Avenue South
Suite 800
St. Petersburg, Florida 33701
-------------------------------------------------------------------------------
A group consisting of the following
individuals:                                  1,114,813                  9.6
George P. Bauer
Thomas B. Hunter, III
Richard D. Michaels
Adeline S. Morrison
Harold H. Morrison
Helen H. Morrison
Lois L. Morrison
Margot M. Brinley
Amy M. Heinrich
Harrison I. Steans
Heather A. Steans
Jennifer W. Steans
Robin M. Steans
Duncan M. Toll


--------------------

(1) Information relating to beneficial ownership of the Common Stock by the individuals listed above is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of the Common Stock listed.

(2) Includes 600,000 shares that could be acquired upon conversion of the Preferred Stock and 2,000 shares that may be acquired by exercise of options exercisable within 60 days.

(3) This beneficial ownership does not include 257,382 shares of the Common Stock, 150,000 of which could be acquired within 60 days upon conversion of the Preferred Stock, owned by the adult children of Mr. Hough, whose holdings are not deemed to be beneficially owned by Mr. Hough under the applicable SEC regulatory definition and as to which Mr. Hough disclaims any beneficial ownership.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table lists, as of January 31, 2000, the amount and percentage of Common Stock held by each individual director and director nominee of the Company (including shares of Common Stock that could be acquired upon conversion of the Preferred Stock) as well as the amount and percentage held by the named executive officers of the Bank, and the directors and executive officers of the Bank as a group.


                                           AMOUNT AND NATURE OF      PERCENTAGE
NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)     OF CLASS
------------------------                   -----------------------     --------
William C. Ballard                                13,300                (3)
William R. Falzone                                22,480                (3)
John W. Fischer, Jr.                              18,280                (3)
Fred Hemmer                                       37,385 (2)            (3)
Marla Hough                                        9,500 (5)            (3)
William R. Hough                               4,078,149 (4)           35.3
William R. Klich                                       0                 0
Alfred T. May                                     92,000 (6)            (3)
William J. Morrison                               81,150 (8)            (3)
Kathy Reinagel                                     8,220                (3)
John W. Sapanski                                 506,172 (9)            4.4
Charles J. Thayer                                 13,500(10)            (3)
All directors and                              4,891,986(11)           42.3
principal officers
as a group (12 persons)


--------------------
(1) Information relating to beneficial ownership of Common Stock by management is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of Common Stock listed.

(2) Includes 28,760 shares that may be acquired by exercise of options exercisable within 60 days and 1,600 shares held in Mr. Hemmer's individual retirement account.

(3) The Common Stock beneficially owned constitutes less than 1.0% of the shares outstanding as of February 29, 2000.

(4) Includes 600,000 shares that could be acquired upon conversion of the Company's Preferred Stock.

(5) Includes 8,500 shares that may be acquired by exercise of options exercisable within 60 days.

(6) Includes 12,000 shares that may be required by exercise of options exercisable within sixty (60) days.

(7) Includes 1,500 shares that may be reacquired by exercise of options exercisable within sixty (60) days.

(8) Includes 72,600 shares held in a trust for which trust Mr. Morrison serves as trustee, and 3,500 shares that may be acquired by exercise of options exercisable within 60 days.

(9) Includes 28,800 shares that may be acquired by exercise of options exercisable within 60 days.

(10) Includes 500 shares that may be reacquired by exercise of options exercisable within sixty (60) days.

(11) Includes an aggregate of 131,800 shares that may be acquired by exercise of options exercisable within 60 days.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act generally requires our executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company's review of beneficial ownership forms filed with it pursuant to
Section 16 of the Securities Act of 1934, as amended, indicates that during 1999 two Form 4's of the Company's Chairman of the Board Mr. William R. Hough, which referenced three transactions in the Company's Common Stock, were not filed in a timely manner.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

         Proposals from our stockholders intended to be presented at the 2001 Annual Meeting must be received by us at our principal executive offices on or before November 22, 2000, in order to be included in our Proxy Statement and form of Proxy relating to the 2001 Annual Meeting. All other stockholder proposals intended to be presented at the 2001 Annual Meeting must be received by us at our principal executive offices on or before March 1, 2001.

                               OTHER INFORMATION

PROXY SOLICITATION

         The cost of soliciting Proxies for the 2000 Annual Meeting will be paid by us. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, we will be contacting brokers, dealers, banks or voting trustees or their nominees, who can be identified as record holders of the Company stock. Such holders, after inquiry by us, will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and we will reimburse them for the expense of mailing proxy materials and 1999 Annual Reports to such persons.

REVOCABLE PROXY

                           REPUBLIC BANCSHARES, INC.

                         ------------------------------

                    PROXY SOLICITED BY AND ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2000

You hereby appoint William R. Hough and William J. Morrison, or either of them, with individual power of substitution, Proxies to vote all shares of the Common or Series A Preferred Stock of Republic Bancshares, Inc. (the "Company") which you are entitled to vote at the Annual Meeting of Stockholders to be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on April 18, 2000, at 9:00 a.m., local time, or any adjournment thereof.

ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED ON THIS CARD, THE SHARES WILL BE VOTED FOR PROPOSALS I AND II. IF ANY OTHER BUSINESS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES AND ACTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS ACCORDING TO THEIR BEST JUDGMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS I AND II

I. Election of Directors: Authority for the election of seven directors to serve until the 2001 Annual Meeting of Stockholders: William C. Ballard; Maria Hough; William R. Hough; William R. Klich, Alfred T. May; William J. Morrison; and Charles J. Thayer.


FOR                                 AGAINST                             ABSTAIN


         INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

         ----------------------------------------------------------------------
                                    WITHHELD

II. Ratifying the appointment of Arthur Andersen, LLP, as independent accountants for the Company and Republic Bank for the fiscal year ending December 31, 2000.


FOR                                 AGAINST                             ABSTAIN


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:
      ---------------------------------

                                              ---------------------------------
                                              Signature



                                              ---------------------------------
                                              Signature if held jointly

         (PLEASE MARK, SIGN ABOVE, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED)